Exhibit 99.1

CONSENT TO BE NAMED

I hereby confirm my consent to be named as a director of HOOKIPA Pharma Inc. (the “Company”), in the Registration Statement on Form S-1 (No. 333-230451) filed by the Company with the Securities and Exchange Commission, including any and all amendments and post-effective amendments thereto and any amendments filed under Rule 462(b) (collectively, the “Registration Statement”). This consent may be filed as an exhibit to the Registration Statement.

DATED: April 8, 2019	/s/ David R. Kaufman
David R. Kaufman